As filed with the Securities and Exchange Commission on December 15, 2009
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

RESOURCE AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	72-0654145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Crescent Drive, Suite 203, Navy Yard Corporate Center, Philadelphia PA	19112
(Address of Principal Executive Offices)	(Zip Code)

AMENDED AND RESTATED RESOURCE AMERICA, INC.
2005 OMNIBUS EQUITY COMPENSATION PLAN
(Full title of the plan)

Michael S. Yecies, Esquire
Resource America, Inc.
1845 Walnut Street, 10th Floor
Philadelphia, PA 19103
____________________________
(Name and address of agent for service)

(215) 546-5005

(Telephone number, including area code, of agent for service)

Copy to:
J. Baur Whittlesey, Esquire
Ledgewood, P.C.
1900 Market Street – Suite 750
Philadelphia, PA 19103
(215) 731-9450

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, par value $.01 per share	1,000,000	$3.795	$3,795,000	$212.00
___________________
(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional shares as may hereafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2)
Calculated pursuant to Rule 457(h) under the Securities Act based upon the average of the high and low prices of the Registrant’s common stock on December 9, 2009 as quoted on the NASDAQ Global Select Market.

EXPLANATORY NOTE

Resource America, Inc. (the “Registrant”) filed a Registration Statement on Form S-8 on July 1, 2005 (Registration No. 333-126344) (the “Prior Registration Statement”) to register under the Securities Act of 1933, as amended, 1,200,000 shares of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”), issuable pursuant to the Resource America 2005 Omnibus Equity Compensation Plan (the “Plan”).

On May 21, 2007, the Registrant’s shareholders approved an increase in the number of shares of Common Stock which may be issued pursuant to the Plan from 1,200,000 shares to 2,200,000 shares. The Registrant is filing this Registration Statement on Form S-8 (this “Registration Statement”) pursuant to and in accordance with General Instruction E of Form S-8 to register such additional shares of Common Stock as may be issued under the Plan.  The contents of the Prior Registration Statement are incorporated herein by reference, except as the same may be modified by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009.

(b)	Portions of the Registrant’s Proxy Statement for the annual meeting of stockholders held on March 12, 2009 that were incorporated by reference in its 2008 Annual Report on Form 10-K.

(c)	The description of the Registrant’s common stock contained in its Registration Statement on Form 8-A/A filed on February 29, 1996.

 All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 6.     Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Delaware.  Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrativeor investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

The Certificate of Incorporation of the registrant provides that the registrant shall have power to indemnify its directors to the full extent permitted by the law of the State of Delaware.

In addition, the registrant's Bylaws require the registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interest of the registrant, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

The registrant's Bylaws also provide that the registrant shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the registrant to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including an employee benefit plan, against expenses (including attorneys' fees) and amounts paid in settlement (if such settlement is approved in advance by the registrant, which approval shall not be unreasonably withheld) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in manner the person reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

In addition, to the extent that a director, officer, employee or agent of the registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding by an individual who may be entitled to indemnification shall be paid by the registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that the individual is not entitled to be indemnified by the registrant.

Item 8.     Exhibits

                The following exhibits are furnished as part of this Registration Statement:

EXHIBIT	DOCUMENT
4.1
Amended and Restated Resource America, Inc. 2005 Omnibus Equity Compensation Plan.  Incorporated by reference to Exhibit B to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders held May 21, 2007, filed on April 6, 2007.

5.1	Opinion of Ledgewood, P.C.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Ledgewood, P.C. (included as part of Exhibit 5.1)
24.1	Power of Attorney (included as part of signature page)

Item 9.  Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on December 15, 2009.

RESOURCE AMERICA, INC.

By:   /s/ Jonathan Z. Cohen
Jonathan Z. Cohen
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jonathan Z. Cohen and Michael S. Yecies, or either of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Jonathan Z. Cohen	Date: December 15, 2009
JONATHAN Z. COHEN, President, Chief Executive Officer and Director (principal executive officer)
/s/ Arthur J. Miller	Date: December 15, 2009
ARTHUR J. MILLER, Vice President and Chief Accounting Officer (principal accounting officer)
/s/ Thomas C. Elliott	Date: December 15, 2009
THOMAS C. ELLIOTT, Senior Vice President and Chief Financial Officer (principal financial officer)
/s/ Edward E. Cohen	Date: December 15, 2009
EDWARD E. COHEN, Chairman of the Board
/s/ Carlos C. Campbell	Date: December 15, 2009
CARLOS C. CAMPBELL, Director
/s/ Kenneth A. Kind	Date: December 15, 2009
KENNETH A. KIND, Director
/s/ Andrew M. Lubin	Date: December 15, 2009
ANDREW M. LUBIN, Director
/s/ John S. White	Date: December 15, 2009
JOHN S. WHITE, Director
/s/ Michael J. Bradley	Date: December 15, 2009
MICHAEL J. BRADLEY, Director
/s/ Hersh Kozlov	Date: December 15, 2009
HERSH KOZLOV, Director